18

W6-NY960570.340

                         PG ENERGY INC.
               RESTATED ARTICLES OF INCORPORATION




          First: The name of the corporation is:

                    PG Energy Inc.


          Second:   The location and post office address  of  the
corporation's registered office in this Commonwealth is:

                    Wilkes-Barre Center
                    39 Public Square
                    Wilkes-Barre, Pennsylvania  18711

          Third: The purposes of the corporation, which has accepted the Pennsylvania Business Corporation Law, are as follows:

               (a) To divert, develop, transport, impound, pump, distribute, and furnish water to or for the public;

               (b)   To produce, generate, manufacture, transmit,
     transport,   store,  distribute,  or  furnish   natural   or
     artificial gas to the public;

               (c)    To   furnish   service   subject   to   the
     jurisdiction of the Pennsylvania Public Utility Commission;

               (d) To manufacture, process, own, use, and deal in personal property of every class and description;

               (e) To acquire, own, use, and dispose of real property of every nature whatsoever;

               (f)   To  engage  in  and to  do  any  lawful  act
     concerning   any   and   all  lawful  business   for   which
     corporations may be incorporated under the provisions of the Business Corporation Law.

          Fourth:    The  term  for which the corporation  is  to
exist is perpetual.

          Fifth: The aggregate number of shares which the corporation shall have authority to issue is (1) 10,000,000 shares of Common Stock without nominal or par value, with a stated value of $10.00 per share and (2) 997,500 shares of Preferred Stock with a par value of $100.00 per share.

          Sixth: The designations, rights, privileges, limitations, preferences, and voting powers, or prohibitions, restrictions, or modifications of the voting and other rights and powers, and the terms as to redemption of the Preferred Stock and the Common Stock, shall be in accordance with the following sections:

          1. Subject to the restrictions and/or limitations hereinafter set forth, the number of shares of Preferred Stock which may be issued shall be such number thereof as shall from time to time be authorized in the manner provided by law and consented to, approved and adopted by a majority in interest of the stockholders of the Company having voting powers, or such other proportion in interest of such stockholders as may be required by law.

          2. The shares of the Preferred Stock shall be issued from time to time in series, each of such series to be distinctively designated.

          3.    The  initial  series  of  Preferred  Stock  shall
consist of 100,00 shares and shall be designated as 4.10% Cumulative Preferred Stock. The Board of Directors is hereby specifically authorized, in respect of said initial series of Preferred Stock, to fix and determine

               (a) the annual dividend rate (within such limits as shall be permitted by law);

               (b)  the redemption price or prices, if any;

               (c) the amount or amounts per share payable to the holders thereof upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, which may be different for voluntary and involuntary dissolution, liquidation or winding up and which shall include an amount equal to the accrued dividends on such shares to the date fixed for the payment of said amount.

          The second series of Preferred Stock shall consist of 40,000 shares and shall be designated as the 1966 Cumulative Preferred Stock. The Board of Directors is hereby specifically authorized, in respect of said 1966 Cumulative Preferred Stock, to fix and determine

               (a) the annual dividend rate (within such limits as shall be permitted by law);

               (b)  the redemption price or prices, if any;

               (c) the amount or amounts per share payable to the holders thereof upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, which may be different for voluntary or involuntary dissolution, liquidation or winding up and which shall include an amount equal to the accrued dividends on such shares to the date fixed for the payment of said amount.

Subject to the provisions of section 6 hereof, holders of the 1966 Cumulative Preferred Stock shall have a non-cumulative right (commencing at such time and exercisable for such period and in such manner as the Board of Directors may determine) each year to tender to the Company and to require it to purchase, to the extent the Company shall have available funds which it may legally use for the purpose, at a per share price not exceeding $100, up to (a) that number of shares of the 1966 Cumulative Preferred Stock which can be acquired for an aggregate purchase price of $80,000, less (b) the number of such shares which the Company may already have purchased during the year at a per share price of not more than $100.

          The third series of Preferred Stock shall consist of 250,000 shares and shall be designated as 9% Cumulative Preferred Stock. The Board of Directors is hereby specifically authorized in respect of said 9% Cumulative Preferred Stock to fix and determine

               (a) the annual dividend rate (within such limits as shall be permitted by law);

               (b)  the redemption price or prices, if any;

               (c) the amount or amounts per share payable to the holders thereof upon any voluntary or involuntary dissolution, liquidation or winding up and which shall include an amount equal to the accrued dividends on such shares to the date fixed for the payment of said amount.

          As to the balance of the authorized Preferred Stock, consisting of 607,500 shares, the Board of Directors is hereby specifically authorized

               (a)   Subject  to  the provisions  of  section  11
     hereof, to create and issue from time to time one or more additional series of the Preferred Stock consisting of such number or numbers of shares as it shall determine;

               (b) To distinctively designate each additional series so as to distinguish the shares thereof from the shares of all other series and classes;

               (c) To fix and determine, subject to those provisions hereinafter stated which are applicable to all Preferred Stock, the designations, rights and privileges of such additional series, including, without limitation,

                    (1) the rate of dividend (within such limits as shall be permitted by law);

                    (2)    the   price  at  and  the  terms   and
               conditions on which shares may be redeemed;

                    (3) the amounts payable upon shares in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, which may be different for voluntary or involuntary dissolution, liquidation or winding up and which may include an amount equal to the accrued dividends on such shares to the date fixed for the payment of said amount;

                    (4)   to  the  extent  permitted  by  law,  a
               Sinking Fund or Purchase Fund for the redemption or purchase of shares; and

                    (5) the terms and conditions on which shares may be converted in the event shares of any series are issued with the privilege of conversion.

          4. Subject to the provisions of section 11 hereof one or more additional series of Preferred Stock may be created and issued from time to time, when so determined and authorized by the Board of Directors and consented to, approved and adopted by a majority in interest of the stockholders having voting power, or such other proportion in interest of such stockholders as may be required by law. The Preferred Stock of any such additional series, subject to the provisions hereinafter stated as applicable to all Preferred Stock, shall have such designations, rights, privileges, limitations, preferences and voting powers, or prohibitions, restrictions, or qualifications of the voting and other rights and powers and shall be subject to redemption and shall be convertible into any other class of series of stock, common or preferred, and shall consist of such number of shares or of such number of shares not less than and not greater than numbers to be stated therefor, as may, in respect of any such series, be authorized by the Board of Directors of this Company and consented to, approved and adopted by a majority in interest of its stockholders having voting power, or such other proportion in interest as may be provided by law. All series of Preferred Stock shall be of equal rank, and all shares of Preferred Stock of any series shall be identical in all respects.

          5. The holders of the Preferred Stock are entitled to receive, in respect of each share held, cash dividends at the annual rate specified in the designation thereof, payable quarter-yearly on March 15, June 15, September 15 and December 15 in each year, when and as declared by the Board of Directors, out of
funds  legally  available  for the payment  of  dividends.   Such
dividends shall be cumulative from the first day of the dividend period in which such stock shall have been originally issued, and shall be paid, or declared and set apart for payment, before any dividends shall be declared or paid on or set apart for the Common Stock, so that if, for any past dividend period or the current dividend period, dividends on the Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Common Stock. Accruals of dividends shall not bear interest. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends at the annual rate specified in the designation of such shares. When full cumulative dividends upon the Preferred Stock then outstanding for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock of the Company.

          6. The Company, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or any part of any series of Preferred Stock which has been made redeemable, at the redemption price determined for such series, upon not less than thirty (30) days' previous notice mailed to the holders of record thereof upon the date of mailing or on such date within ten (10) days prior thereto as the Board of Directors may fix for the purpose, (and by such publication, if any, made in such manner and at such time or times, as the Board of Directors may prescribe). In case of the redemption of a part only of any series of Preferred Stock, the shares thereof so to be redeemed shall be selected by lot, in such manner as the Board of Directors shall determine, by a bank or trust company selected for that purpose by the Board of Directors. At any time after notice of redemption has been mailed to the holders of stock to be redeemed, the Company may deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United Stated of America or of the State of New York, doing business in the Borough of Manhattan the City of New York, or organized under the laws of the Commonwealth of Pennsylvania, having capital, surplus and undivided profits aggregating at least $5,000,000 and designated in such notice of redemption, and upon such deposit, or if no such deposit is made, upon the date fixed for redemption (unless the Company defaults in making payment of the redemption price), such holders shall cease to be stockholders with respect to said shares, and from and after the making of such deposit, or, if no such deposit is made, from and after the date fixed for redemption (the Company not having defaulted in making payment of the redemption price) said shares shall not be deemed to be outstanding and such holders shall have no interest in or claim against the Company with respect to the said shares, but shall be entitled only to receive said redemption price on the date fixed for redemption, without interest. Any interest accrued on any funds so deposited shall belong to the Company. Any moneys so deposited and remaining unclaimed at the end of six (6) years from the date fixed for redemption shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Company, and in the event of such repayment, such holders of the shares so to be redeemed as shall not have made claim to such moneys prior to such repayment, shall be deemed to be unsecured creditors of the Company for an amount equivalent to the sum deposited as aforesaid for the redemption of such shares and so repaid to the Company but shall not be entitled to interest upon said amount. If at any time the Company has failed to pay dividends in full on any outstanding shares of Preferred Stock, thereafter and until dividends in full on all shares of outstanding Preferred Stock have been paid, or declared and set apart for payment, for all past dividend periods but without interest on accumulated dividends, and for the current quarter-yearly dividend period, the Company may not redeem any Preferred Stock unless all outstanding shares of Preferred Stock are redeemed and may not purchase or otherwise acquire for value any shares of Preferred Stock except in accordance with an offer (which may vary with respect to shares of different series) made to all holders of shares of Preferred Stock. Except as above set forth, nothing contained in these Articles limits any legal right of the Company to purchase any shares of the Preferred Stock.

          7. Upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock of each and every series then outstanding shall be entitled to receive out of the net assets of the Company, the amounts per share fixed for the shares of the respective series and payable upon such dissolution, liquidation or winding up, plus an amount equal to the accrued dividends on such shares, before any distribution of the assets of the Company shall be made to the holders of the Common Stock.

          8. If the assets distributable on such dissolution, liquidation or winding up shall be insufficient to permit the payment to the holders of Preferred Stock of the full amounts to which they are entitled as aforesaid, then said assets shall be distributed ratably among the holders of the respective series of Preferred Stock in proportion to the sums which would be payable on such dissolution, liquidation or winding up is all sums payable were discharged in full in preference and priority over the shares of the Common Stock.

          9. The sale, lease, conveyance, exchange or transfer of all or substantially all of the property and/or franchises of the Company, or the merger or consolidation of the Company into or with any other corporation, are not to be deemed a dissolution, liquidation or winding up as such terms are used in this and the two preceding paragraphs.

          10. No holder of the Preferred Stock shall be entitled to vote for the election of directors or in respect of any matter, except as otherwise provided in the following paragraphs of this section and in sections 11 and 12 hereof, or as may be required by law. In such excepted cases, each record holder of the Preferred Stock shall have one vote for each share of Preferred Stock held by him.

               (a) If and when dividends payable on the Preferred Stock shall be in default in an amount equivalent to four full quarter-yearly dividends on all shares of the Preferred Stock then outstanding and until all dividends then in default on the Preferred Stock shall have been paid, the record holders of the shares of the Preferred Stock, voting separately as one class, shall be entitled, at each meeting of the shareholders at which directors are elected, to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the record holders of the shares of the Common Stock, voting separately as a class, shall be entitled at any such meeting to elect the remaining directors of the Company. The term of office of each director of the Company shall terminate upon the election of his successor. At each election of directors by a class vote pursuant to the provisions of this paragraph, the class first electing the directors which it is entitled to elect shall name the directors who are to be succeeded by the directors then elected by such class, whereupon the term of office of the directors so named shall terminate. The term of office of the directors not so named shall terminate upon the election by the other class of the directors which it is entitled to elect.

               (b) If and when all dividends then in default on the Preferred Stock then outstanding shall be paid (and such dividends shall be paid, or declared and set apart for payment, out of funds legally available therefor, as soon as reasonably practicable), the holders of the shares of the Preferred Stock shall thereupon be divested of the special right with respect to the election of directors provided in the preceding paragraph (a), and the voting power of holders of shares of the Preferred Stock and the Common Stock shall revert to the status existing before the occurrence of such default, but always subject to the same provisions for vesting such special right in the Preferred Stock in case of further like default or defaults in dividends thereon. Dividends shall be deemed to have been paid, as that term is used in this paragraph (b), whenever such dividends shall have been declared and paid, or declared and set aside for payment.

               (c) In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Preferred Stock, as a class, pursuant to the preceding paragraph (a), the remaining directors elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In case of a vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Common Stock as a class, the remaining director elected by the holders of the Common Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In all other cases, any vacancy occurring among the directors shall be filled by the vote of a majority of the remaining directors.

               (d) Whenever the holders of the shares of the Preferred Stock, as a class, become entitled to elect directors of the Company pursuant to the preceding provisions, or whenever the holders of the shares of the Common Stock, as a class, become entitled to elect directors of the Company pursuant to such provisions, a special meeting of the holders of the shares of the Preferred Stock or of the holders of the shares of the Common Stock, as the case may be, for the election of such directors, shall be held at any time thereafter upon call by the holders of not less than 1,000 shares of the Preferred Stock or of the
     Common Stock, as the case may be, or upon call by the Secretary of the Company at the request in writing of holders of not less than 1,000 shares of the Preferred Stock or the Common Stock, as the case may be, addressed to him at the principal office of the Company. If no such special meeting be called or be requested to be called, the election of the directors to be elected by the holders of the shares of the Preferred Stock, voting as a class, and of those to be elected by the holders of the shares of the Common Stock, voting as a class, shall take place at the annual meeting of the stockholders of the Company next succeeding the accrual of such special voting right. At all meetings of stockholders at which director are elected during such times as the holders of shares of the Preferred Stock shall have the special right, voting separately as one class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the Preferred Stock shall be required to constitute a quorum of such class for the election of directors, provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting, and provided further that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requitable amount of holders of such class shall be present in person or by proxy.

               (e) Every record holder of outstanding shares of the Common Stock shall, at all meetings of stockholders of the Company, have one vote for each share of the Common Stock held by him, except as otherwise provided in the preceding paragraphs of section 10 hereof or as may be provided by law.

               (f)    In   all   elections  for  directors   each
     stockholder may cast the whole number of his votes for one candidate or distribute them upon two or more candidates, as he may prefer.

          11. So long as any shares of the Preferred Stock of any series are outstanding, the Company shall not, without the affirmative vote or written consent of the record holders of at least two-thirds of the outstanding shares of Preferred Stock of all series, voting separately as one class:

               (a) Create or authorize any stock ranking prior in any respect to the Preferred Stock or any security convertible into shares of such stock, or issue any such stock or convertible security; or

               (b) Change the terms and provisions of the Preferred Stock so as to affect adversely the rights, preferences or privileges of the holders thereof; provided, however, that if any such change will affect adversely the rights, preferences or privileges of the holders of one or more, but less than all, of the series of Preferred Stock at the time outstanding, the vote or consent only of the record holders of at least two-thirds of the total number of shares of each series so adversely affected shall be required; or

               (c) Issue any shares of the Preferred Stock or shares of any stock ranking on a parity in any respect with the Preferred Stock, or any securities convertible into shares of such stock other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal number of shares of the Preferred Stock, or shares of any stock ranking on any such parity, at the time outstanding, unless

                    (1) The gross income (determined in accordance with accepted accounting principles) of the Company available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least one and one-half times the sum of
               (i) the interest for one year, adjusted by provision for amortization of debt discount and expense, or of premium, as the case may be, on all funded indebtedness, and on all notes payable of the Company maturing more than twelve months after the date of issue of such shares, which shall be outstanding at the date of the issue of such shares, and (ii) an amount equal to be the dividend requirement for one year on all shares of the Preferred Stock of all series and on all other shares of stock, if any, ranking in any respect prior to or on a parity with the Preferred Stock, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued; and

                    (2)   The  capital represented by the  Common
               Stock and any other class of stock ranking junior to the Preferred Stock to be outstanding immediately after such issue, plus the surplus accounts of the Company, shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the Company, in respect of all shares of the Preferred Stock and all shares of stock, if any, ranking in any respect prior thereto or on a parity therewith, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued, and provided that no portion of the surplus of the Company utilized to satisfy the foregoing requirements shall be available for dividends on the Common Stock.

In case, within or after the period for which the calculation of such gross income is made pursuant to the preceding clause (1), the Company shall have acquired, or will acquire concurrently with the issue of the shares or convertible securities proposed to be issued, all or substantially all of the properties of another corporation or any properties, the earnings of which during such period are separately ascertainable, then, in computing such gross income for such period, there shall be included, to the extent that the same may not have been otherwise included, the earnings or losses of such other corporation or of such properties for the whole of such period, and there shall be excluded the earnings or losses of any properties (except securities of the Company ) given by the Company in payment or part payment therefor. If, during the period for which any calculation of gross income is made pursuant to the preceding clause (1) or at the time of any calculation pursuant to the preceding clause (2), the Company has any subsidiary or subsidiaries whose accounts, in the ordinary practice of the Company, are consolidated with the Company's accounts, the gross income, interest charges, indebtedness and surplus accounts for the purposes of this paragraph (c) shall be the consolidated gross income, interest charges, indebtedness and surplus accounts of the Company and such subsidiary or subsidiaries, and the acquisition and/or disposition of any properties by each such subsidiary within or after the period for which the calculation of gross income is made shall be taken into account the same as in the case of the Company; or

               (d) Pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on, or purchase, or otherwise acquire for value any of its Common Stock (each and all of these actions being hereinafter embraced in the term "payment of common stock dividends"), except as follows:

                    (i)   If  and  so long as the  ratio  of  the
               Common Stock equity to the total capital of the Company at the end of the second calendar month immediately preceding the date of the proposed payment of a Common Stock dividend, adjusted to reflect the proposed payment (which ratio is hereinafter referred to as "capitalization ratio") is 25% or more, then no restriction is imposed in this paragraph (d).

                    (ii) If and so long as the capitalization ratio is less than 25% but not less than 20%, then the payment of Common Stock dividends, including the proposed payment, during the twelve months ending with and including the date of the proposed payment, shall not exceed 75% of the net income of the Company available for dividends on its Common Stock during the twelve calendar months ending with and including the second calendar month immediately preceding the date of the proposed payment.

                    (iii)        If   and   so   long   as    the
               capitalization ratio is less than 20%, then the payment of Common Stock dividends, including the proposed payment, during the twelve months' period ending with and including the date of the proposed payment, shall not exceed 50% of the net income of the Company available for dividends on its Common Stock during the twelve calendar months, ending with and including the second calendar month immediately preceding the date of the proposed payment.

                     For  the  purpose  of  this  paragraph  (d):
               "Common Stock equity" shall consist of the sum  of
               (1) the capital represented by the issued and outstanding shares of Common Stock (including premiums on Common Stock) and (2) the surplus accounts of the Company, less any excess of the aggregate amount payable on the involuntary dissolution, liquidation, or winding up of the Company, in respect of all its outstanding shares of preferred stock over the aggregate par value of such preferred stock. "Total capital of the
               Company" shall consist of the sum of (1) the principal amount of all outstanding indebtedness of the Company maturing one year or more after the date of the issue thereof, exclusive of all such indebtedness owned by the Company, and (2) the par or stated value of all outstanding capital stock (including premiums on capital stock) of all classes of the Company, exclusive of all such stock owned by the Company, and (3) the surplus accounts of the Company. "Net income of the Company available for dividends on its Common Stock" shall be determined in accordance with accepted accounting practice, provided that there shall be included in operating expenses an amount for maintenance and repairs to, and as provision for reserves for renewals and replacements, retirements or depreciation of the Company's properties equivalent to the Standard of Expenditure as set forth in 4.10 of the Mortgage and Deed of Trust dated as of March 15, 1946 of the Company to Guaranty Trust Company of New York, Trustee.

     or

               (e) Make any payment or distribution out of capital or capital surplus (other than dividends payable in stock junior to the Preferred Stock) to any holder of any stock ranking junior to the Preferred Stock.

No vote or consent of the holders of the Preferred Stock shall be required in respect of any transaction enumerated in the preceding paragraphs (a), (b), (c), (d) and (e) if at or prior to the time when such transaction is to take effect provision is made for the redemption or other retirement of all shares of the Preferred Stock at the time outstanding, the consent of which would otherwise be required. There shall be excluded from the calculations made pursuant to clauses (1) and (2) of the preceding paragraph (c) interest charges on all indebtedness and dividends and liquidation preferences on all stock which are to be retired in connection with the issue of the shares or convertible securities proposed to be issued.

          12. So long as any shares of Preferred Stock of any series are outstanding , the Company shall not, without the affirmative vote or written consent of the record holders of a majority of the outstanding shares of Preferred Stock of all series, voting separately as one class:

               (a) Issue or assume any unsecured note, debenture or other security evidencing unsecured indebtedness for borrowed money which by its terms matures on demand or within one year from the date of the issue thereof, for any purpose other than the refunding of an equal or lesser principal amount of secured or unsecured indebtedness theretofore issued or assumed by the Company and then outstanding, or the retiring, by redemption or otherwise, of an equal or lesser amount of shares of the Preferred Stock or shares of any stock ranking prior thereto or on a parity therewith, if immediately after such issue or assumption, the principal amount of all such unsecured notes, debentures or other securities evidencing unsecured indebtedness for borrowed money issued or assumed by the Company and then outstanding and maturing on demand or within one year from the date of issue thereof would exceed $12,000,000, or

               (b) Issue or assume any secured debt, provided, however, that this restriction shall not prevent, or require any such vote or written consent of the holders of Preferred
     Stock for,

                    (i) the issuance of bonds of any series under the Indenture of Mortgage and Deed of Trust, dated as of March 15, 1946, from the Company to Guaranty Trust Company of New York, Trustee, or any indenture, supplemental thereto, or the issuance of bonds under any other mortgage providing for the refunding of bonds issued under said Indenture dated as of March 15, 1946, or

                    (ii) the giving of purchase money mortgages or other purchase money liens or purchase money obligations in respect of property which may be acquired after March 15, 1946 by the Company or any subsidiary (including any mortgage given or lien created on such property to provide any part of the purchase price of such property) or the assumption of indebtedness secured by mortgages or other liens then existing on such after-acquired property, or the extension, renewal or refunding of any funded debt given, created, issued or assumed as permitted under the provisions of this subdivision (ii); or

                    (iii)     issue or assumption of secured debt
               which if unsecured would be permitted under the preceding paragraph (a); or

               (c)    Merge   or  consolidate  with   any   other
     corporation or corporations, or sell all or substantially all of the assets of the Company, provided that the provisions of this paragraph (c) shall not apply to a merger or consolidation with any subsidiary of the Company which is wholly-owned (except for directors' qualifying shares), or a purchase or other acquisition by the Company of the franchises (including franchises and rights granted by corporate charter) or assets of another corporation, or otherwise apply to any transaction which does not involve a merger or consolidation; or

               (d) Permit any subsidiary to merge or consolidate with or into any other corporation or corporations, except
     (i) with one or more wholly-owned subsidiaries of the Company or (ii) with the Company; or

               (e) Itself, or permit any subsidiary to, sell, transfer or dispose of any stock whatsoever issued by any subsidiary, except to the Company and/or one or more of its wholly-owned subsidiaries and except such number of shares as may be necessary to qualify persons to act as directors of any such subsidiary, unless prior thereto or at the same time all stock and all other securities and obligations of such subsidiary owned directly or indirectly by the Company and its subsidiaries are sole, transferred or disposed of; or

               (f) Permit any subsidiary to issue (except to the Company and/or one of its wholly-owned subsidiaries) any shares of stock ranking prior to the stock owned directly or indirectly by the Company or any stock or obligations convertible into or evidencing the right to purchase shares of such prior stock, or to issue shares of stock of any other class unless effective provisions shall be made that such additional stock (or such part thereof as shall be proportionate to the part of the entire stock of such class owned by the Company, directly or indirectly, immediately prior to the issue of such stock) shall forthwith upon the issuance thereof be acquired by the Company and/or one of its wholly-owned subsidiaries.

No vote or consent of the holders of the Preferred Stock shall be required in respect of any transaction enumerated in the preceding paragraphs (a) to (f) both inclusive, if at or prior to the time when such transaction is to take effect provision is made for the redemption or other retirement of all shares of the Preferred Stock then outstanding, the consent of which would otherwise be required.

          13. As used herein the term "subsidiary" or "subsidiaries" shall be deemed to mean and include any corporation substantially all of whose properties are located within the limits of the State of Pennsylvania, not less than a majority of the voting stock of which (not including stock having voting power only upon the happening of an event of default) is at any time owned directly or indirectly by the Company.

          14. No provision set forth herein is intended or shall be construed to relieve the Company from compliance with any applicable constitutional or statutory provisions requiring the vote or written consent of a greater number of the outstanding shares of the Preferred Stock.

          15. No holder of shares of Preferred Stock, of any series, has any preemptive, conversion or other subscription rights, and no holder of the Common Stock has any preemptive or other subscription rights.

          16. The Company reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in these Articles, or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are above prescribed and all rights conferred upon stockholders in these Articles, or in any amendment thereto, are granted subject to this reservation.

          17. The Company may from time to time issue and dispose of its shares of Common Stock without nominal or par value, for such consideration payable in money, property or otherwise, and upon such terms and in such manner, or as dividends payable therein, as may be fixed or determined from time to time by the Board of Directors, and authority is hereby granted to the Board of Directors so to fix and determine such consideration, terms and manner.

          On May 1, 1946, at a special meeting held after due notice thereof, the Board of Directors of the Company duly adopted resolutions fixing the annual dividend rate, the redemption price or prices, and the amounts per share payable upon voluntary or involuntary dissolution, liquidation or winding up of the Company for the 4.10% Cumulative Preferred Stock as follows:

          "RESOLVED,  that  pursuant  to  authorization  by   the
stockholders of the Company, the annual dividend rate for the 4.10% Cumulative Preferred Stock of the Company, the redemption price thereof, and the amounts per share payable to the holders thereof upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, are as follows:

                    (1)  The annual dividend rate shall be 4.10%.

                    (2) The redemption prices shall be $107.50 per share, if redeemed on or prior to January 1, 1951, and $105.50 per share if redeemed after January 1, 1951, together in each case with an amount equal to the accrued dividends on said shares to the date fixed for redemption.

                    (3) The amount per share payable in the event of voluntary dissolution, liquidation or winding up, in case such event shall occur on or prior to January 1, 1951, shall be $107.50 per share, and no more, and in case such event shall occur after January 1, 1951, shall be $105.50 per share, and no more; and the amount per share payable in the event of involuntary dissolution, liquidation or winding up shall be $100, and no more, together in each case with an amount equal to the accrued dividends on said shares to the date fixed for the payment of said amount."

          On June 1, 1966, at a special meeting held after due notice thereof, the Board of Directors of the Company duly adopted resolutions fixing the annual dividend rate, the redemption price or prices, the amounts per share payable upon voluntary or involuntary dissolution, liquidation or winding up of the Company and the time, period and manner of the exercise of the annual non-cumulative tender right for the 1966 Cumulative Preferred Stock of the Company as follows:

                 "RESOLVED, that the annual dividend rate for the 1966 Cumulative Preferred Stock of the Company, the redemption price or prices thereof, and the amount or amounts per share payable to holders thereof upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, are hereby fixed and determined as follows:

                    (1)  The annual dividend rate shall be 5.75%.

                    (2) The redemption price shall be $107.00 per share if redeemed on or prior to June 30, 1971, $105.75 per share if redeemed after June 30, 1971, but on or before June 30, 1976, and $102.00 per share if redeemed after June 30, 1976, together in each case with an amount equal to the accrued dividends on said shares to the date fixed for redemption.

                    (3) The amount per share payable in the event of voluntary dissolution, liquidation or winding up of the Company, in case such event shall occur on or prior to June 30, 1971 shall be $107.00 per share, and no more, and in case such event shall occur after June 30, 1971, but on or before June 30, 1976, shall be $105.75 per share, and no more, and in case such event shall occur after June 30, 1976, shall be $102.00 per share, and no more, and the amount per share payable in the event of involuntary dissolution, liquidation or winding up of the Company shall be $100.00, and no more, together in each case with an amount equal to the accrued dividends on such shares to the date fixed for the payment of said amount.

                 FURTHER RESOLVED, that, as provided in Section 3 of the Preferred Stock provisions of the Company's charter, the holders of the 1966 Cumulative Preferred Stock shall be entitled to an annual non-cumulative tender right, the time, period and manner of exercise of which shall be as follows:


                    (1) On May 1, 1967 and each May 1 thereafter so long as any shares of the 1966 Cumulative Preferred Stock shall be outstanding, the Company will notify in writing each registered owner of shares of the 1966 Cumulative Preferred Stock that tenders of shares of the 1966 Cumulative Preferred Stock may be made to the Company during the next succeeding May 11 through May 31 (the "tender period") pursuant to the provisions of paragraphs
               (2) through (7) below. Such notice also shall state (a) the total number of shares of the 1966 Cumulative Preferred Stock outstanding on such May 1 and the (b) the aggregate number of shares of the 1966 Cumulative Preferred Stock which the Company has purchased (other than pursuant to the aforesaid tender right) during the 12 month period immediately preceding such May 1 at a per share price not exceeding $100 plus accrued dividends.

                    (2) From and after May 11, 1967 each registered owner of the 1966 Cumulative Preferred Stock shall have a non-cumulative right each year to tender to the Company during the tender period and offer to sell to the Company on the next succeeding June 15, at a per share price not exceeding $100, shares of the 1966 Cumulative Preferred Stock.

                    (3) To the extent it shall have available funds which it may legally use for the purpose and subject to the provisions of Section 6 of the Preferred Stock provisions of its charter, the Company shall on June 15, 1967 and each June 15 thereafter, purchase from each registered owner of the 1966 Cumulative Preferred stock shares of such stock which such Preferred Stockholder has properly tendered and offered for sale to the Company during the immediately preceding tender period in accordance with the preceding paragraph
               (2), at the per share price specified in the tender, provided, however, that in no event shall the Company be required on any June 15 to purchase from all tendering Preferred Stockholders a number of shares of the 1966 Cumulative Preferred Stock greater than the difference between (a) the whole number of shares of the 1966 Cumulative Preferred Stock which can be purchased by it on such June 15 for an aggregate purchase price of $50,000, less
               (b) the number of shares of the 1966 Cumulative Preferred Stock described in the Company's notice pursuant to paragraph (1) above as having been purchased by the Company during the preceding year (such difference hereinafter being referred to as "the maximum number of shares subject to the tender right"). In the event more than the maximum number of shares subject to the tender right are tendered and offered for sale to the Company during any tender period:

                          (a)   the  Company shall first purchase
                    from each tendering Preferred Stockholder the lesser of (i) that whole number of shares of the 1966 Cumulative Preferred Stock which bears the same proportion to the maximum number of shares subject to the tender right as the total number of shares of the 1966 Cumulative Preferred Stock registered in the name of that Preferred stockholder on the preceding May 1 bears by the total number of shares of the 1966 Cumulative Preferred Stock outstanding on such May 1 or (ii) the number of shares of the 1966 Cumulative Preferred Stock which such Preferred Stockholder has tendered and offered for sale during the preceding tender period;

                          (b)   If  any of the maximum number  of
                    shares subject to the tender right remain unpurchased after the purchases described in preceding subparagraph (a), the Company shall then purchase from each tendering Preferred Stockholder whose total number of shares tendered during the preceding tender period has not already been purchased pursuant to subparagraph (a) above, the lesser of
                    (i) that whole number of shares of the 1966 Cumulative Preferred Stock which bears the same proportion to the balance of the maximum number of shares subject to the tender right remaining unpurchased as the total number of shares of the 1966 Cumulative Preferred Stock registered in the name of that tendering Preferred Stockholder on the preceding May 1 bears to the total number of shares of the 1966 Cumulative Preferred Stock registered on such May 1 in the names of all tendering Preferred Stockholders whose total number of shares tendered during the preceding tender period has not already been purchased
                    pursuant   to  subparagraph  (a)  above,   or
                    (ii) the number of shares of the 1966 Cumulative Preferred Stock which such tendering Preferred Stockholder has tendered and offered for sale during the preceding tender period and which remain unpurchased; and

                          (c)   if  any of the maximum number  of
                    shares subject to the tender right remain unpurchased after the purchases described in preceding subparagraphs (a) and (b), the Company shall until the entire maximum number shares subject to the tender right has been purchased, purchase from each tendering Preferred Stockholder whose total number of shares tendered during the preceding tender period has not already been purchased, shares of the 1966 Cumulative Preferred Stock tendered during the preceding tender period on the basis described in subparagraph (b) above.

                    (4)   Any purchase by the Company of   shares
               of the 1966 Cumulative Preferred Stock made pursuant to the provisions of the tender right as described above shall be effected as of the close of business on June 15 and the Preferred Stockholder which is the registered owner of the shares of the 1966 Cumulative Preferred Stock then purchased shall be entitled to receive the dividend payable on such date with respect to such shares.

                    (5) The obligation of the Company to purchase shares of the 1966 Cumulative Preferred Stock tendered to it, although annual in nature, is non-cumulative and to the extent on any June 15 the Company is not required to purchase the maximum number of shares subject to the tender right, its obligation to purchase shares of the 1966 Cumulative Preferred Stock on any succeeding June 15 shall in no way be increased or otherwise affected.

                    (6) All tenders of shares of the 1966 Cumulative Preferred Stock to the Company for purchase by it shall be on such form as the Company shall prescribe and shall furnish to registered owners of the 1966 Cumulative Preferred Stock, which form will provide, among other things, that the tender and offer to sell evidenced by the form shall be irrevocable until the Preferred Stockholder is notified by the Company that it has or has not accepted the tender) and shall be accompanied by a certificate or certificates evidencing the shares of the 1966 Cumulative Preferred Stock tendered for sale with accompanying stock powers executed in blank by an authorized signer, signatures appropriately guaranteed, and, where appropriate, by evidence of authorization of the sale of such shares.

                    (7) On or before June 20, 1967, and each June 20 thereafter, the Company shall mail to each holder of the 1966 Cumulative Preferred Stock which tendered shares of such stock for sale to the Company during the preceding tender period
               (a) its check for an amount equal to the purchase price of any shares of the 1966 Cumulative Preferred Stock purchased by it in accordance with the foregoing terms and conditions from such Preferred Stockholder on the preceding June 15 less the amount of any sales or other transfer taxes payable with respect to such purchase, and
               (b) a certificate evidencing any shares of the 1966 Cumulative Preferred Stock tendered by such Preferred Stockholder for sale during the preceding tender period, but not purchased by the Company, together with a notice that the tender of such shares has not been accepted by the Company."

          On August 10, 1992 at a special meeting held after due notice thereof, the Pricing Committee of the Board of Directors of the Company duly adopted resolutions fixing the annual dividend rate, the redemption price or prices, the amounts per share payable upon voluntary or involuntary dissolution, a liquidation or winding up of the Company for the 9% Cumulative Preferred Stock as follows:

                  "RESOLVED, that the terms and provisions of the 9% Cumulative Preferred Stock shall be as follows:

                    (1) Holders of the outstanding shares of 9% Cumulative Preferred Stock shall be entitled to receive an annual cash dividend of 9% of the par value per share -- i.e., $9.00 per share per annum.

                    (2) Upon any liquidation, dissolution or winding up of the Company, the holders of the outstanding shares of 9% Cumulative Preferred Stock shall be entitled to receive out of the net assets of the Company $100.00 per share of 9%
               Cumulative Preferred Stock, plus accrued and unpaid dividends to the date of such liquidation, dissolution or winding up.

                    (3)   (a)  The 9% Cumulative Preferred  Stock
                    will  not be entitled to the benefit  of  any
                    sinking   fund   or   any   other   mandatory
                    redemption provision.

                          (b)   The 9% Cumulative Preferred Stock
                    may not be redeemed at the option of the Company prior to September 15, 1997. Thereafter, the Company, at its option, may redeem all or any part of the 9% Cumulative Preferred Stock at any time or from time to time upon not less than 30 days' notice at $100.00 per share plus accrued dividends to the date of redemption, plus, in the case of redemptions occurring from September 15, 1997, to September 14, 1998, a premium of $8.00 per share, or in the case of redemptions occurring from September 15, 1998 to September 14, 1999, a premium of $4.00 per share.

                    (4) The provisions of the 9% Cumulative Preferred Stock may be amended only with the approval by the vote or written consent or written waiver of the holders of all of the then outstanding shares of the 9% Cumulative Preferred Stock."

          Seventh: The Board of Directors, by a majority vote of its members, shall have the power to make, alter, amend and repeal the by-laws of the corporation not inconsistent with its Articles or with law, subject always to the power of the shareholders to change such action.